UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2013

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 1, 2013, Lexmark International, Inc., a Delaware corporation (“Lexmark”), Lexmark International Technology, S.A., a Switzerland joint stock company and a wholly-owned subsidiary of Lexmark (“LITSA” and together with Lexmark, “Sellers”) and Funai Electric Co., Ltd., a Japanese corporation (“Funai”), entered into a Master Inkjet Sale Agreement (the “Master Agreement”) to coordinate the sale of Sellers’ inkjet technology and related assets (the “Inkjet Assets”) to Funai.  Pursuant to the Master Agreement, Funai will purchase the Inkjet Assets for total cash consideration of $100 million (the “Purchase Price”).  Funai will pay $95 million of the Purchase Price at closing, and the remaining $5 million of the Purchase Price within 180 days after closing.

The sale of the Inkjet Assets to Funai pursuant to the Master Agreement will be effected by the execution and consummation of the following agreements: (i) a certain Share Purchase Agreement by and between LITSA and Funai; (ii) a certain Asset Purchase Agreement by and among Sellers and Funai; (iii) a certain Intellectual Property Assignment and License Agreement by and among Sellers and Funai (the “IP Agreement”); and (iv) a certain Transition Services Agreement by and among Sellers and Funai, each dated as of April 1, 2013 (collectively, with the Master Agreement, the “Transaction Agreements”).

Pursuant to the Share Purchase Agreement, LITSA will sell all of the issued and outstanding shares of capital stock of Lexmark International (Philippines), Inc., a Philippines corporation and a wholly-owned subsidiary of LITSA (“LIPI”) to Funai.  The acquisition of LIPI by Funai includes LIPI’s inkjet supplies manufacturing facility in Cebu, Philippines.  Under a separate agreement, Funai has agreed to be a contract manufacturer for inkjet supplies for Sellers.  For Sellers' customers and distributors, there will not be a disruption of service or support as they continue to work directly with Sellers.  Sellers will continue to support its installed base of customers in the sale of aftermarket inkjet supplies and will continue to provide customer technical and warranty support.

Funai will also purchase from Sellers certain assets related to the research, development, design, procurement, manufacture, test and sale of inkjet printers and cartridges, which are not owned by LIPI, as set forth in the Asset Purchase Agreement.  In addition to the transferred assets, Sellers have agreed that for a period of 18 months after closing, Sellers shall designate up to 28 employees or independent contractors (“leased employees”) to provide services to Funai consistent with the Transition Services Agreement by and among Sellers and Funai.  Funai shall have the right to make conditional offers to hire any of the leased employees at any time during the 18-month transition period.

Pursuant to the Transition Services Agreement, Sellers have agreed to provide certain transition services to Funai.  The leased employees will provide certain research and development services to Funai for up to 18 months, and Funai will reimburse Sellers for all costs and benefits of such employees.  In addition to the research and development services, Sellers shall provide IT staff professionals to assist with the transition of IT systems and financial services, as mutually agreed upon by Sellers and Funai.  Sellers have agreed to provide the IT transition services for three (3) months with Funai having an option to extend such services until the sixth (6th) month anniversary of the closing date for certain additional costs.  Finally, Sellers have agreed to make available certain employees and independent contractors to provide certain development workshops, which shall be conducted within the six (6) month period immediately after closing.

In addition, Sellers have agreed to assign to Funai approximately 1,500 patents and patent applications, related to the Inkjet Assets pursuant to the IP Agreement.  Sellers have also granted to Funai a worldwide, royalty-free, nonexclusive, non-transferable, non-sublicensable license to use certain trademarks, copyrights, and trade secrets and know-how pursuant to the IP Agreement.  Funai has agreed, under the IP Agreement, to license back to Sellers certain patents and Sellers have agreed to a five (5) year period of non-competition after closing with respect to inkjet printers, all-in-one products and corresponding cartridges, parts and supplies, subject to certain exceptions as set forth in the Master Agreement including the continued sale of aftermarket inkjet supplies by Sellers to support Sellers' installed base of inkjet printers..

Sellers have made customary representations and warranties and covenants in the Transaction Agreements. The Transactions Agreements are subject to various closing conditions, including but not limited to, (i) the accuracy of each party’s representations and warranties contained in the Transaction Agreements; (ii) each party’s compliance with its covenants and agreements contained in the Transaction Agreements; (iii) the absence of any proceedings commenced or threatened against the any of the parties in connection with Funai’s purchase of the Inkjet Assets; (iv) the absence of any law, order or injunction prohibiting Funai’s purchase of the Inkjet Assets; (v) the absence of any material adverse change (as defined in the Master Agreement) with respect to any of the parties; (vi) each party’s delivery of all documents evidencing the actions to be carried out by each party pursuant to the Transaction Agreements; and (vii) each party’s execution of the Transaction Agreements.

Under the Master Agreement, Sellers have agreed to indemnify, jointly and severally, Funai and its affiliates against certain losses relating to their breaches of the Transaction Agreements.  In general, Funai must make a warranty claim within 15 months after closing, except for claims under certain fundamental warranties, which must be brought by the applicable statute of limitations.  The Sellers maximum liability for indemnification claims under the Transaction Agreements is capped at an aggregate total of $10 million; provided however, claims for breaches of the fundamental warranties are capped at the purchase price.

The foregoing description of each of the Transaction Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Transaction Agreements, copies of which will be filed as exhibits to the Company’s Form 10-Q for the quarter ending March 31, 2013.

Item 8.01.                      Other Events.

On April 1, 2013, Lexmark and Funai issued a joint press release announcing the sale of the Inkjet Assets to Funai. The text of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
99.1	Joint Press Release issued by Lexmark International, Inc. and Funai Electric Co., Ltd., dated April 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

April 2, 2013

By: /s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Joint Press Release issued by Lexmark International, Inc. and Funai Electric Co., Ltd., dated April 1, 2013.